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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT
                            ----------------------



    The undersigned hereby agree to jointly file an Amendment No. 1 to Schedule 13D, with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

    This Joint Filing Agreement may be signed in counterpart copies.

Dated:  February 16, 2001                 RICHARD M. ROSENBLATT

                                          By: /s/ Richard M. Rosenblatt
                                              -----------------------------
                                              Richard M. Rosenblatt


Dated:  February 16, 2001                 EDWARD A. CESPEDES

                                          By: /s/ Edward A. Cespedes
                                              -----------------------------
                                              Edward A. Cespedes


Dated:  February 16, 2001                 ELIZABETH HELLER

                                          By: /s/ Elizabeth Heller
                                              -----------------------------
                                              Elizabeth Heller


Dated:  February 16, 2001                 PRIME VENTURES, LLC

                                          By: /s/ Richard M. Rosenblatt
                                              -----------------------------
                                              Name:   Richard M. Rosenblatt
                                              Title:  Chief Executive Officer


Dated:  February 16, 2001                 HIGHVIEW VENTURES, LLC

                                          By: /s/ Richard M. Rosenblatt
                                              -----------------------------
                                          Name:   Richard M. Rosenblatt
                                          Title:  Managing Member